UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

Magnum Opus Acquisition Limited

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

On August 16, 2021, Magnum Opus Acquisition Limited (“Magnums Opus”) announced its planned business combination with Forbes Global Media Holdings (“Forbes”). On September 17, 2021, Mike Federle, the Chief Executive Officer of Forbes, participated in an interview with the Yahoo! Finance. A transcript of the interview is being filed herewith as a soliciting material.

Forbes CEO on going public: Soon our business will be as big as our brand

Fri, September 17, 2021, 10:27 PM

Forbes CEO Michael Federle joins Yahoo Finance Live to discuss the company going public via SPAC and outlook for growth for the business publication.

Video Transcript

BRIAN SOZZI: Storied business publication "Forbes" recently disclosed plans to go public on the New York Stock Exchange. The 104-year-old publisher will merge with a SPAC called Magnum Opus, putting the company at an enterprise value of $685 million. While you may know "Forbes" for its glossy magazine, of course, they are known for many other things, such as newsletters and the 30 under 30 list.

Let's welcome in Forbes CEO Mike Federle, to talk a little more about the company's debut. Mike, good to see you this morning here. So what's the pitch to investors?

MIKE FEDERLE: Yeah, thanks guys for having me on. Good to see you too. The pitch for investors was pretty simple. It's a strategy of what we call closing the gap, and that's the gap between our enterprise value and this much bigger brand value that we have. And the way we're going to do this is through consumer conversion, in terms of converting this very large digital audience that we have built, into segmented audiences that we can then sell very specific subscriptions and memberships and products to.

BRIAN SOZZI: Mike, why do you think that gap exists? Because that was an interesting note you put in the investor presentation. The gap between the brand value of "Forbes", which has been around for some time, and the enterprise value. Why do you think that exists?

MIKE FEDERLE: Yeah, well Forbes, I've worked on dozens of brands in my career and Forbes is really a remarkable brand. Very unique in its brand elasticity. It has potential to reach and really make an impact in audiences across a lot of different categories. If you were to ask 100 readers of "Forbes" what it means to them, you might get wealth, power, business, investing, rich, luxury, all these different terms. But it really distills down to success and the world is success. And wherever there's an emerging business class around the world, there's an opportunity for Forbes to go in. And we've done just that with about 40 licenses around the world. And so as a result, our brand has this really gigantic outsized value to it that now our goal is to make the business to be as big as the brand.

- Hey Mike, it's Julie here. I believe you guys put your content relatively recently behind a paywall. Can you talk to us about that decision and how many paid subscriptions you have and how much you expect that to drive revenue?

MIKE FEDERLE: Yeah. We actually, we experimented with a very limited metered paywall. And this strategy I should say right up front, is not a hard paywall strategy. We are big believers in the ad market. The ad model is going to continue to grow. And as we add data and analytics, our first party data platform, we're able to increase the value of that advertising. So we're bullish on advertising going on.

But what we're doing is not a hard paywall, but creating these premium products and experiences. And this is going to be driven by, again, the data and analytics that we're able to produce as we begin to segment our audiences. And we've already begun to do this and we've already begun to see good results on it.

In terms of your question a number of-- we have tens of thousands of subscribers, but that's really on this limited paywall. And that's really, again, was more of an experiment to see how we could begin to segment certain sectors of our audience and create that subscription revenue from an old model subscription of just a paywall.

- Gotcha. And speaking of old model of subscription, we were just showing the stats that you guys have half a million paid print subscribers, which in this day and age is an impressive number. Do you expect that number to stay where it is, considering we're sort of seeing the secular decline of that kind of a business?

MIKE FEDERLE: No. It's interesting, as you talked to people around the world, again, a testament to the brand, is people will often refer to us as a magazine company still, and that's great. The magazine remains an important component to our mix, but it's only about 10% of the revenue. So we're 90%-- we've made this digital transformation. We have created this digital media and information company at scale and now we're at an inflection point. We're ready to go to the next step, which is really to develop a very specific audience cohorts and customize our product and experiences to those audience cohorts based on what we know about them.

As far as print goes, I don't see that changing a whole lot. We have been very smart and un-nostalgic about right sizing that business. So that 500,000 is down from probably a peak of 900,000 or so. But there remain a lot of interesting people, or people interested in receiving the magazine and our information in that format.

BRIAN SOZZI: Mike, I don't have to tell you this. There's been a lot of consolidation in the industry of late. You have Politico, you have the Qataris being kicked on Axios. Once you are public, do you view your platform is as an acquirer?

MIKE FEDERLE: Yeah, certainly we'll be looking at that. What we have, our promised to investors and to the Street, is this consumer conversion strategy. Again, we already have the very top end of the funnel that is very large, 150 million audience across Forbes' ecosystem. And so the investment thesis is more about making that conversion and having this additive new revenue stream on top of the very successful ad model that we have.

But going forward, I mean, we're well positioned in a consolidating marketplace to take advantage of opportunities as they come up, and we will do that as well and there are always there always opportunities out there.

BRIAN SOZZI: I'll certainly look forward to covering and following your public company journey. Forbes CEO, Mike Federle. Good to see you. Have a great weekend.

MIKE FEDERLE: Thanks, Brian. Thanks, Julie.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act that are based on beliefs and assumptions and on information currently available to Magnum Opus and Forbes. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including estimated brand value, new product development, data analytics capabilities, growth opportunities and industry landscape, are also forward-looking statements. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Although each of Magnum Opus and Forbes believes that it has a reasonable basis for each forward-looking statement contained in this communication, each of Magnum Opus and Forbes caution you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. In addition, there will be risks and uncertainties described in the proxy statement relating to the proposed transaction, which is expected to be filed by Magnum Opus with the SEC and other documents filed by Forbes or Magnum Opus from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements in this communication include statements regarding the proposed transaction, including the timing and structure of the transaction, the proceeds of the transaction and the benefits of the transaction. Neither Magnum Opus nor Forbes can assure you that the forward-looking statements in this communication will prove to be accurate. These forward-looking statements are subject to a number of risks and uncertainties, including the ability to complete the business combination due to the failure to obtain approval from Magnum Opus’s shareholders or satisfy other closing conditions in the business combination agreement, the occurrence of any event that could give rise to the termination of the business combination agreement, the ability to recognize the anticipated benefits of the business combination, the amount of redemption requests made by Magnum Opus’s public shareholders, costs related to the transaction, the impact of the global COVID-19 pandemic, the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction, the outcome of any potential litigation, government or regulatory proceedings and other risks and uncertainties, including those to be included under the heading “Risk Factors” in the proxy statement to be filed by Magnum Opus with the SEC and those included under the heading “Risk Factors” in the Magnum Opus’s final prospectus relating to its initial public offering dated March 23, 2021 and other filings with the SEC. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by Magnum Opus, Forbes, their respective directors, officers or employees or any other person that Magnum Opus and Forbes will achieve their objectives and plans in any specified time frame, or at all. The forward-looking statements in this communication represent the views of Magnum Opus and Forbes as of the date of this communication. Subsequent events and developments may cause those views to change. However, while Magnum Opus and Forbes may update these forward-looking statements in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of Magnum Opus or Forbes as of any date subsequent to the date of this communication.

Important Information and Where to Find it

In connection with the proposed transaction, Magnum Opus will file a preliminary proxy statement and a definitive proxy statement with respect to the shareholders meeting of Magnum Opus to vote on the proposed transaction. Shareholders of Magnum Opus and other interested persons are encouraged to read, when available, the preliminary and definitive proxy statements as well as other documents to be filed with the SEC because these documents will contain important information about Magnum Opus, Forbes and the proposed transaction. The definitive proxy statement will be mailed to shareholders of Magnum Opus as of a record date to be established for voting on the proposed transaction. Once available, shareholders of Magnum Opus will also be able to obtain a copy of the proxy statements and other documents filed with the SEC without charge, by directing a request to: Unit 1009, ICBC Tower, Three Garden Road, Central, Hong Kong. The preliminary and definitive proxy statements, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation

Magnum Opus and Forbes and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the potential transaction described in this communication under the rules of the SEC. Information about the directors and executive officers of Magnum Opus and their ownership is set forth in Magnum Opus’s filings with the SEC, including its final prospectus relating to its initial public offering dated March 23, 2021. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Magnum Opus shareholders in connection with the potential transaction will be set forth in the preliminary and definitive proxy statements when those are filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov or by directing a request to: Unit 1009, ICBC Tower, Three Garden Road, Central, Hong Kong.

No Offer or Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and does not constitute an offer to sell or a solicitation of an offer to buy any securities of Magnum Opus or Forbes, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.